UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

OAK BROOK, IL 60523 D90119-P77413 You invested in INLAND REAL ESTATE INCOME TRUST, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an

Dear Fellow Stockholder:

I am pleased to share the information that Inland Real Estate Income Trust, Inc. (“we,” “Inland Income Trust” or the “Company”) paid a distribution for the third quarter of 2023 equal to $0.1356 per share to stockholders of record as of the close of business on September 30, 2023. The distribution was paid on or around October 6, 2023.

U.S. retail sales increased more than expected in August, suggesting the economy’s continued expansion in the third quarter, keeping a recession at bay. Retail sales rose 0.6 percent in August 2023 and 2.5 percent on a year-over-year basis. Consumers spent less on discretionary items, such as furniture and recreational goods, and took a breather from online shopping to allow for more spending on pricier essentials such as gasoline.1 With the continued strength of the U.S. consumer, the annual U.S. inflation rate rose for a second straight month to 3.7 percent in August from 3.2 percent in July, above market forecasts of 3.6 percent2. Nonetheless, Federal Reserve officials voted at their September meeting to hold interest rates steady, taking a wait-and-see approach to monitor the impact of the current rate strategy on the long-term inflation outlook.

As importantly, August grocery store sales maintained their upward trend. In August, grocery store sales climbed 2.1 percent from one year ago and 0.4 percent for the month to $82.03 billion3, continuing to support Inland Income Trust’s 52 shopping centers that are primarily grocery anchored. Kroger and Whole Foods are two of the top five tenants in our approximately $1.4 billion portfolio of assets.

As a reminder, our Annual Meeting of Stockholders is scheduled to be held on Tuesday, November 7, 2023, at 1:30 pm Central Standard Time at our offices at 2901 Butterfield Road, Oak Brook, Illinois. All stockholders of record as of August 11, 2023, should have received their Notice of Internet Availability of Proxy Materials (Notice), which instructs stockholders how to access proxy materials and vote online, or a full set of paper proxy materials if requested. Stockholders may access proxy materials on Inland Income Trust’s website, https://inland-investments.com/inland-income-trust, and on the voting website referred to in the Notice and may vote in person at the meeting or by proxy: (1) via the Internet; (2) by telephone with a proxy card at (800) 690-6903; or (3) by mail using the proxy card.

We encourage you to vote “for” the election of two director nominees and “for” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If you are voting by proxy, please do so as soon as possible to avoid additional company expenses or meeting delays.

Thank you for your investment in Inland Income Trust. If you have any questions regarding our Annual Stockholders Meeting, the Proxy Statement, or your investment in Inland Income Trust, please contact your financial professional or our Inland Investor Services team at 800-826-8228.

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

Mitchell Sabshon

President and Chief Executive Officer

Enclosure

cc: Trustee, Broker Dealer, Financial Advisor

1 EY Parthenon. Retail Sales: August 2023. September 14, 2023.

2 Trading Economics. United States Inflation Rate. August 2023 Data.

3 Winsight Grocery Business. August Grocery Store Sales Maintain Upward Trend. September 14, 2023.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2023 annual meeting of stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website https://inland-investments.com/inland-income-trust.

Cautionary Note Regarding Forward-Looking Statements

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "potential”, “may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear”, or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic, stock market and commercial real estate market conditions, the effects of the COVID-19 pandemic and measures taken to combat it, competition with our tenants from internet businesses, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K for the year ended December 31, 2022 filed on March 23, 2023 and subsequent reports on Form 10-Q filed with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

Trademarks

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for more than 50 years.

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